UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2008 (April 23, 2008)

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-16103	31-1263732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

(614) 748-1150

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective April 21, 2008, Pinnacle Data Systems, Inc. (the “Company”) entered into an employment agreement with Michael Darnell, Vice President, Global Sales and Marketing, and Timothy J. Harper, Vice President, Operations. Copies of each of the employment agreements are attached to this current report as Exhibits 10.1 and 10.2.

Except as specifically described below with respect to each employee regarding duties and compensation, each of the employment agreements is identical as to the following material terms:

•	The term of each employment agreement is from April 21, 2008 to May 1, 2010, unless earlier terminated by either party in accordance with the terms of the agreement.

•

The agreements provide for the employee’s entitlement to: (a) receive an incentive cash bonus based upon factors and formulae established by the Board or its Compensation Committee; (b) twenty-three annual paid vacation days that must be used or forfeited by February 15 of the following year; (c) stock options in such quantities and at such exercise prices as may be established by the Board or an option committee; (d) disability payments; (e) attendance at personal executive development or experiential learning seminars that also benefit the Company; and (f) such other fringe benefits and perquisites as may be provided generally for the Company’s executive management pursuant to policies established or changed from time to time by the Board.

•

The agreements may be terminated by the employee: (a) within six months of a change in control of the Company, in which case the employee shall be entitled to receive (i) continuation of his base salary and fringe benefits for six months; (ii) any bonus earned and/or accrued through the date of termination; and (iii) immediate vesting of 100% of the unvested stock options held by the employee, such options being exercisable for a period of at least 90 days following termination; or (b) upon voluntary resignation with not less than 30 days written notice, in which case the employee shall be entitled to receive (i) base salary and fringe benefits through the date of resignation, (ii) any bonus earned and/or accrued through the date of resignation, and (iii) retention of the right to exercise any unvested stock options in accordance with the plan under which such options were issued. In the event that the employee fails to provide at least 30 days advance written notice of his voluntary resignation, he shall not be entitled to any portion of the bonus described in clause (b)(ii) above.

•

The agreements may be terminated by the Company: (a) for cause, as defined, in which case the employee shall be entitled to receive only his base salary through the date of termination; (b) without cause, upon not less than 60 days written notice, in which case the employee shall be entitled to receive (i) continuation of his base salary and fringe benefits for six months, (ii) any bonus earned and/or accrued through the date of termination, and (iii) immediate vesting of 50% of the unvested stock options held by the employee, such options being exercisable for a period of at least 90 days following termination; or (c) upon the death or long-term disability of the employee.

•

The agreements also provide for a noncompetition covenant from the employee during the course of his employment and for six months after termination for any reason, for a nonsolicitation covenant from the employee during the course of his employment and for one year after termination for any reason, and for a nondisclosure covenant from the employee during the course of his employment and indefinitely after termination.

•

The agreements include an assignment of intellectual property developed or conceived by the employee at any time during the term of his employment with the Company and for one year after termination for any reason.

Darnell Employment Agreement:

In addition to the material terms described above, the employment agreement with Mr. Darnell provides for an initial annual base salary of $205,000.

Mr. Darnell’s duties as Vice President, Global Sales & Marketing shall be to: (a) supervise the implementation of the business policies, operating programs, budgets, forecasts, procedures, and direction of the domestic and global Sales and Marketing groups; (b) develop and implement strategic plans for those groups and the Company; (c) monitor and evaluate the effectiveness of those groups in contributing to the attainment of the Company’s goals and objectives; and (d) such other services as may be reasonably assigned to him from time to time by the President and Chief Executive Officer to whom he reports.

Harper Employment Agreement:

In addition to the material terms described above, the employment agreement with Mr. Harper provides for an initial annual base salary of $150, 000.

Mr. Harper’s duties as Vice President, Operations shall be to: (a) establish and supervise the implementation of the business policies, operating programs, budgets, forecasts, procedures and direction of the Operations, Logistics and Supply Chain groups; (b) develop and implement strategic plans for those groups and the Company; (c) monitor and evaluate the effectiveness of those groups in contributing to the attainment of the Company’s goals and objectives; and (d) such other services as may be reasonably assigned to him from time to time by the President and Chief Executive Officer to whom he reports.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)	On April 23, 2008, the Board of Directors appointed Nicholas J. Tomashot, age 45 as the Chief Financial Officer, Treasurer and Secretary of the Company.

Prior to joining the Company, Mr. Tomashot served as Vice President Operations Finance – Thailand (2004-2008), and as Vice President of Finance (2001-2004), of Innovex Inc., a provider of flexible circuitry with applications in the disk drive and electronics industry. As Vice President Operations Finance – Thailand, Mr. Tomashot was responsible for providing financial leadership for the comprehensive restructuring of worldwide manufacturing operations, including the transfer of high-technology circuit fabrication from the United States to Thailand, and in doing so led all financial aspects of the successful construction and start-up of a $25 million Thai manufacturing facility. In his role as Vice President of Finance, Mr. Tomashot led an overhaul of financial reporting and costing systems, including designing and implementing finance and accounting processes including strategic planning and budgeting.

Mr. Tomashot has no family relationships with any other director or executive officer of the Company, and neither Mr. Tomashot nor any member of his immediate family has a direct or indirect interest in any transaction or series of transactions to which the Company is a party in which the amount involved exceeds $120,000.

Effective April 21, 2008, the Company entered into an employment agreement with Mr. Tomashot. A copy of such employment agreement is attached to this current report as Exhibit 10.3.

Except as specifically described below with respect to Mr. Tomashot’s duties and compensation, his employment agreement is identical to the employment agreements for Mr. Darnell and Mr. Harper described under Item 1.01 above.

Tomashot Employment Agreement:

In addition to the material terms described under Item 1.01 above, the employment agreement with Mr. Tomashot provides for an initial annual base salary of $180, 000.

Mr. Tomashot’s duties as Chief Financial Officer, Treasurer and Corporate Secretary shall be to: (a) develop and direct the financial plans and policies of the Company; (b) establish and maintain generally accepted accounting practices and internal controls; (c) establish and maintain relationships with the financial community; (d) provide executive direction over the controller and accounting operations; (e) oversee operations for treasury, budget and taxes; (f) support the Company Board of Directors as Treasurer and Corporate Secretary; and (g) perform such other services as may be reasonably assigned to him from time to time by the President and Chief Executive Officer to whom he reports.

On April 24, 2008, the Company issued a news release announcing Mr. Tomashot’s appointment. A copy of this news release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Descriptions
10.1	Employment Agreement between Pinnacle Data Systems, Inc. and Michael Darnell, effective April 28, 2008

10.2	Employment Agreement between Pinnacle Data Systems, Inc. and Timothy J. Harper, effective April 28, 2008

10.3	Employment Agreement between Pinnacle Data Systems, Inc. and Nicholas J. Tomashot, effective April 28, 2008

99.1	Press Release dated April 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC.
(Registrant)

/s/ Michael R. Sayre
Michael R. Sayre, Chief Executive Officer and President

Dated: April 29, 2008